Exhibit (d)(ix)

FOURTH AMENDED AND RESTATED OWNERSHIP INTERESTS
PLEDGE AND SECURITY AGREEMENT

1.             Grant of Pledge and Security Agreement. INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Borrower”). INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation having a place of business at 500 North Rainbow Boulevard, Suite 300, Las Vegas, Nevada 89107 (“Inland ISHC”), INLAND FUNDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“IFC”), PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“POC”; Borrower, Inland ISHC, IFC and POC, are collectively referred to herein as “Pledgor”) do hereby pledge, assign, transfer and deliver to BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement (as hereinafter defined) and do hereby grant to Administrative Agent and the Lenders (as defined in the Credit Agreement) a first priority, perfected security interest in the Collateral (as hereinafter defined) including, but not limited to, the shares of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, to secure the Obligations (as hereinafter defined). The execution and delivery of this agreement (this “Agreement”) is a condition precedent to the continued effectiveness of the Credit Agreement and has been necessitated by the Borrower’s desire to transfer certain of the Pledge Securities (as hereinafter defined). This Agreement is an amendment, restatement and, as applicable, continuation of that certain Third Amended and Restated Ownership Interests Pledge and Security Agreement dated as of March 13, 2006, as the same may have been amended, restated, supplemented or otherwise modified from time to time, does not constitute a novation or release of any of the obligations of the “Pledgors” referenced therein. The Borrower is directly liable for the Obligations and will be substantially benefited by the execution and delivery of this Agreement by the parties thereto and each of Inland ISHC, IFC and POC is an affiliate of the Borrower that will be substantially benefited by the execution and delivery of the Credit Agreement by the parties thereto.

2.             Credit Agreement and Defined Terms. This Agreement is delivered pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC as sole lead arranger and sole book manager, and lenders parties thereto (as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.

3.             Collateral. The term “Collateral” shall mean and include all of the following:

(a)           the right, title and interest of POC and Inland ISHC, respectively, as shareholders in Inland Real Estate Corporation, a Maryland corporation (“IREC”), as and to the extent set forth on Exhibit A attached hereto (collectively, the “IREC Pledged Securities”);

(b)           the right, title and interest of IFC, as shareholder in Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (“IWEST”; each of IWEST and IREC shall be a “Subject Company” and, collectively, IWEST and IREC shall be referred to herein from time to time as the “Subject Companies”), as and to the extent set forth on Exhibit A attached hereto (collectively, the “IWEST Pledged Securities”; and, together with the IREC Pledge Securities, the “Pledged Securities”); and

(c)           all of Pledgor’s rights and privileges with respect to the Pledged Securities, including without limitation all certificates and other documents relating thereto, all of Pledgor’s income, cash flow, rights of distribution, dividends, interest, other rights to payments of proceeds, accounts, fees, profits, and any other rights to payment of Pledgor which in any way relate to or arise out of the Pledged Securities, or in which Pledgor may be entitled, whether now existing or hereafter arising, as to any of the foregoing whether from or with respect to Pledgor’s interest as a shareholder in IREC or IWEST (as applicable), whether the same are now held by Pledgor or hereafter acquired or in which Pledgor obtains an interest, and all books, records, electronically stored data and information relating to any of the foregoing, and all rights of access to such books, records and information and to all properties in which such books, records, and electronically stored data are stored, recorded and maintained, and all substitutions, additions, interest, dividends and other distributions (including, without limitation, stock splits) arising out of or in respect thereof, all general intangibles relating thereto, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing.

4.             Obligations. The term “Obligations” shall mean all of the Borrower’s Obligations, as defined in the Credit Agreement and all other obligations of Pledgor to Administrative Agent and Lenders, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of: (i) this Agreement; (ii) the Credit Agreement, Note, or any other Credit Document; and (iii) each of the same as hereafter modified, amended, extended or replaced.

5.             Warranties and Representations. Pledgor warrants and represents to, and agrees with, Administrative Agent and Lenders that:

5.1           Pledgor is and shall be the owner of the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except in favor of Administrative Agent and Lenders.

5.2           Pledgor has the full right, power and authority to pledge the Collateral and to grant the security interest in the Collateral as herein provided.

5.3           There are no restrictions on the transfer of the Collateral to Administrative Agent and Lenders hereunder, or with respect to any subsequent transfer thereof or realization thereupon by Administrative Agent and Lenders.

5.4           There are no outstanding options, warrants or other agreements with respect to the Collateral.

5.5           True and complete copies of the organizational documents of each of the Subject Companies have been delivered by Pledgor to Administrative Agent, and the same have not been further amended or modified in any respect whatsoever.

5.6           All of the warranties and representations made by or in respect of Pledgor under the Credit Agreement and the other Credit Documents are true, accurate and complete.

5.7           The execution, delivery and performance of this Agreement by Pledgor does not and shall not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Pledgor is subject, or by which it or any of its property is bound.

5.8           Pledgor shall not suffer or permit any lien or encumbrance to exist on or with respect to the Collateral except in favor of Administrative Agent and Lenders.

5.9           This Agreement constitutes the legal, valid and binding obligation of Pledgor in accordance with the terms hereof and has been duly authorized, executed and delivered.

5.10         The Pledged Securities have been validly issued and are fully paid and non-assessable; the holder thereof is not and will not be subject to any personal liability as such holder; the Pledged Securities are not subject to any charter, bylaw, statutory contractual or other restriction governing their issuance, pledge, transfer, ownership or control except that the sale or transfer of the Pledged Securities may be limited in the absence of an effective registration statement (i) under the Securities Act of 1933, as amended, (ii) under applicable state securities laws, and (iii) under applicable non-U.S. laws.

5.11         Any consent, approval or authorization of or designation or filing with any authority on the part of Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected and is in full force and effect.

6.             Pledgor’s Agreements. Pledgor agrees so long as the Obligations remain outstanding that:

6.1           All stock certificates and other instruments with respect to the Collateral are being delivered to Administrative Agent simultaneously herewith (or have been delivered to Administrative Agent prior to the date hereof) together with stock powers duly executed by Pledgor. Pledgor shall deliver or cause the Subject Companies, as applicable, to deliver directly to Administrative Agent all instruments, stock certificates or other documents representing the Collateral acquired or received after the date of this Agreement together with stock powers duly executed by Pledgor. If at any time Administrative Agent notifies Pledgor that additional stock powers are required with respect to the Collateral, Pledgor shall promptly execute and deliver the same to Administrative Agent.

6.2           Pledgor shall execute all such instruments, documents and papers, and do all such acts as Administrative Agent may reasonably request from time to time to carry into effect the provisions and intent of this Agreement including, without limitation, the execution of stop-transfer orders, stock powers, notifications to obligors on the Collateral, the providing of notification in connection with book-entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities, and will do all such other acts as Administrative Agent may request with respect to the perfection and protection of the pledge and security interests granted herein and the assignments effected hereby.

6.3           Pledgor shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interest pledges and charges, except in favor of Administrative Agent and Lenders.

6.4           Pledgor shall not transfer the Collateral or any direct or indirect interest therein to any other person, firm, corporation or entity other than Administrative Agent and Lenders.

6.5           Pledgor shall deliver to Administrative Agent, if and when received by Pledgor, any item representing or constituting any of the Collateral including, without limitation, all cash dividends and distributions and any additional shares of stock or any other property of any kind distributable on or by reason of the Collateral. If under any circumstance whatsoever any of such proceeds should be paid to or come into the hands of Pledgor, Pledgor shall hold the same in trust for immediate delivery to Administrative Agent to be held as additional Collateral. If any additional shares of stock, stock certificates, instruments or other property against which a security interest can only be perfected by possession of the same by Administrative Agent, which are distributable by reason of the Collateral, come into the possession or control of Pledgor, Pledgor shall immediately transfer and deliver the same to Administrative Agent; provided, however, that until the occurrence of an Event of Default hereunder or under the Credit Agreement or any of the Credit Documents, Pledgor may retain ordinary and regular cash distributions with respect to the Collateral, but may not retain, and shall deliver to Administrative Agent, as set forth above, distributions related to financing or refinancing of projects, sale of property, casualty loss, taking of property or return of capital contributions, and all certificates of ownership whether now existing or hereafter received as a result of any dividends, splits or other transactions in or affecting the Collateral. Administrative Agent shall apply all distributions so delivered or as may be received by Administrative Agent towards the satisfaction of the Obligations or, at its discretion in each instance, Administrative Agent may retain the same as Collateral hereunder.

6.6           Insofar as the same may be material or significant to Administrative Agent’s and Lenders’ interests, Pledgor (as applicable) shall perform all of its obligations as a shareholder of each Subject Company,

6.7           Pledgor shall not itself or on behalf of any Subject Company take any action or refrain from taking any action which would cause or result in a violation of any provisions of the Credit Documents.

7.             Events of Default. It shall be, without further notice or demand, an “Event of Default” hereunder upon the occurrence of any of the following: (i) the occurrence of an Event of Default as defined in the Credit Agreement or the other Credit Documents; or (ii) the failure of Pledgor to pay and perform all of Pledgor’s obligations to Administrative Agent and Lenders hereunder, unless such failure is cured or remedied within the applicable grace period, if any, set forth or referred to in the Credit Agreement or the other Credit Documents.

Upon any such Event of Default, any and all of the Obligations shall become immediately due and payable at the option of Administrative Agent on behalf of Lenders and Administrative Agent on behalf of Lenders may exercise any one or more of the rights and remedies as hereinafter set forth or as set forth and provided for in each of the other Credit Documents.

8.             After Event of Default

8.1           Upon the occurrence of any Event of Default, and at any time thereafter (unless Administrative Agent has waived such Event of Default by written instrument signed by a duly authorized officer of Administrative Agent), Administrative Agent on behalf of Lenders shall have all of the rights and remedies of (i) a shareholder in each of the Subject Companies and/or (ii) a secured party upon default under the Uniform Commercial Code as adopted in the State of North Carolina, in addition to which Administrative Agent on behalf of Lenders may sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral (including, without limitation, the liquidation of debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured, and whether or not any penalties or other charges are imposed on account of such action) for application towards (but not necessarily in complete satisfaction of) the Obligations. Pledgor shall remain liable to Administrative Agent and Lenders for any deficiency remaining following such application.

8.2           Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Administrative Agent shall give Pledgor such notice as may be practicable under the circumstances), Administrative Agent shall give Pledgor at least the greater of the minimum notice required by law, or ten (10) days’ prior written notice of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made.

8.3           Pledgor acknowledges that any exercise by Administrative Agent of Administrative Agent’s and Lenders’ rights upon default will be subject to compliance by Administrative Agent with the applicable statutes, regulations, ordinances, directives and orders of any federal, state, municipal or other governmental authority including, without limitation, any of the foregoing which may restrict the sale or disposition of securities. Administrative Agent in its sole discretion at any such sale or in connection with any such disposition may restrict the prospective bidders or purchasers as to their number, nature of business, investment intention, or otherwise, including, without limitation a requirement that the persons making such purchases represent and agree to the satisfaction of Administrative Agent that they are purchasing the Collateral, or some portion thereof, for their own account, for investment and not with a view towards the distribution or a sale thereof, or that they otherwise fall within some lawful exemption from registration under applicable laws.

8.4           The proceeds of any collection or of any sale or disposition of the Collateral, or any portion thereof, held pursuant to this Agreement shall be applied towards the Obligations in such order and manner as Administrative Agent on behalf of Lenders determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding. Pledgor shall remain liable to Administrative Agent and Lenders for any deficiency remaining following such application.

9.             Actions By Administrative Agent. Upon an Event of Default, Administrative Agent may transfer the Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations or apply the same to any of the Obligations. While an Event of Default exists, Pledgor hereby designates Administrative Agent, or any agent designated by Administrative Agent, as the attorney-in-fact of the Pledgor to: (a) endorse in favor of Administrative Agent and Lenders any of the Collateral; (b) cause the transfer of any of the Collateral in such name as Administrative Agent may from time to time determine; (c) cause the issuance of certificates for book entry and/or uncertificated securities; (d) renew, extend or roll over any Collateral; (e) make, demand and initiate actions to enforce any of the Collateral or rights therein; and (f) file financing statements, continuation statements, and amendments thereto describing the Collateral without the signature of Pledgor. In addition, regardless of whether an Event of Default exists, (i) Pledgor authorizes Administrative Agent at any time and from time to time to file financing statements, continuation statements, and amendments thereto describing the Collateral without the signature of Pledgor and (ii) Administrative Agent may take such action with respect to the Collateral as Administrative Agent may reasonably determine to be necessary to protect and preserve its interest in the Collateral. While an Event of Default exists, Administrative Agent shall have and may exercise at any time all rights, remedies, powers, privileges and discretions of Pledgor with respect to and under the Collateral, including without limitation all voting rights available to holders of the Collateral. The within designation and grant of power of attorney is coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of Administrative Agent. The power of attorney shall not be affected by subsequent disability or incapacity of Pledgor. Neither Administrative Agent nor any Lender shall be liable for any act or omission to act pursuant to this Section 9, except for any act or omission to act which is in actual bad faith.

10.           Rights and Remedies. The rights, remedies, powers, privileges and discretions of Administrative Agent and Lenders hereunder (hereinafter, the “Rights and Remedies”) shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it may otherwise have. No delay or omission by Administrative Agent or any Lender in exercising or enforcing any of the rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by Administrative Agent or any Lender of any Default or any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other of the Credit Documents. No exercise of any of the Rights and Remedies and no other agreement or transaction of whatever nature entered into between Administrative Agent or any Lender and Pledgor at any time shall preclude any other exercise of the Rights and Remedies. No waiver by Administrative Agent or any Lender of any of the Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion nor shall it be deemed a continuing waiver. All of the Rights and Remedies and all of Administrative Agent’s and Lenders’ rights, remedies, powers, privileges and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Administrative Agent or any Lender at such time or times in such order of preference as Administrative Agent or such Lender in its sole and absolute discretion may determine.

11.           Pledgor’s Consent and Waiver. Pledgor hereby agrees that Administrative Agent, on behalf of Lenders, may enforce its rights as against the Pledgor, the Collateral, or as against any other party liable for the Obligations, or as against any other collateral given for any of the Obligations, in any order or in such combination as Administrative Agent may in its sole discretion determine, and Pledgor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any collateral hereunder or otherwise, and consents to each and all of the terms, provisions and conditions of the other Credit Documents. The Pledgor further: (a) waives presentment, demand, notice and protest with respect to the Obligations and the Collateral; (b) waives any delay on the part of Administrative Agent or any Lender; (c) assents to any indulgence or waiver which Administrative Agent or any Lender may grant or give any other person liable or obliged to Administrative Agent or such Lender for or on account of the Obligations; (d) authorizes Administrative Agent to alter, amend, cancel, waive or modify any term or condition of the obligations of any other person liable or obligated to Administrative Agent and Lenders for or on account of the Obligations without notice to or further consent from Pledgor; (e) agrees that no release of any property securing the Obligations shall affect the rights of Administrative Agent or any Lender with respect to the Collateral hereunder which is not so released; and (f) to the fullest extent that it is not unlawful to do so, waives the right to notice and/or hearing, if it might otherwise be entitled thereto, prior to Administrative Agent’s or any Lender’s exercising the Rights and Remedies upon an Event of Default.

12.           Administrative Agent and Lenders May Assign. Pledgor agrees that upon any sale or transfer by Administrative Agent or any Lender of the Credit Documents and the indebtedness evidenced thereby, Administrative Agent or such Lender may deliver to the purchaser or transferee the Collateral, who shall thereupon become vested with all powers and rights given to Administrative Agent or such Lender in respect thereto, and Administrative Agent or such Lender shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith.

13.           Limits on Administrative Agent’s and Lenders’ Duties. Neither Administrative Agent nor any Lender shall have any duty as to the collection or protection of the Collateral, or any portion thereof, or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the actual possession of Administrative Agent or such Lender, and neither Administrative Agent nor any Lender shall have any duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

14.           Miscellaneous.

14.1         Administrative Agent’s and Lenders’ Rights and Remedies may be exercised without resort to or regard to any other source of satisfaction of the Obligations.

14.2         All of the agreements, obligations, undertakings, representations and warranties herein made by the Pledgor shall inure to the benefit of Administrative Agent and Lenders and their respective successors and assigns and shall bind Pledgor and its successors and assigns,

14.3         This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations between the Pledgor and Administrative Agent and Lenders concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provisions of the within Agreement or of any provision of any other agreement between the Pledgor and Administrative Agent or any Lenders shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver and, if such party be Administrative Agent or a Lender, then by a duly authorized officer thereof.

14.4         This Agreement and all other documents in Administrative Agent or any Lender’s possession which relate to the Obligations may be reproduced by Administrative Agent or such Lender by any photographic, photostatic microfilm, microcard, miniature photographic, xerographic or similar process and, with the exception of instruments constituting the Collateral, Administrative Agent or any Lender may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction shall be likewise admissible in evidence.

14.5         Captions in this Agreement are intended solely for convenience and shall not have any affect on the meaning or interest of any provisions hereof.

14.6         Each provision hereof shall be enforceable to the fullest extent not prohibited by applicable law. The invalidity and unenforceability of any provision(s) hereof shall not impair or affect any other provision(s) hereof which are valid and enforceable.

14.7         This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

14.8         Any demand, notice or request by either party to the other shall be given in the manner provided therefor in the Credit Agreement.

14.9         This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of North Carolina without regard to principles of conflicts of law.

15.           WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, IFC, INLAND ISHC, POC, ADMINISTRATIVE AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

16.           Joint and Several. The obligations of Borrower, Inland ISHC, IFC, and POC hereunder shall be joint and several.

[Signature page attached]

This Agreement has been executed and delivered within the as an instrument under seal as of the 31 st day of July, 2008.

PLEDGOR:

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation

By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title:	Treasurer

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND FUNDING CORPORATION, a Nevada corporation

By:	/s/ Alan F. Kremin
	Name:	Alan F. Kremin
	Title:	Treasurer

EXHIBIT A
PLEDGED SECURITIES

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 20033	Inland ISHC	20,000
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
TOTAL:		3,257,266

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

EXHIBIT A
(to the Pledge Agreement)
PLEDGED SECURITIES

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 15992	POC	36,207
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
IRC 20027	Inland ISHC	500,000
IRC 20028	Inland ISHC	500,000
IRC 20029	Inland ISHC	500,000
IRC 20030	Inland ISHC	500,000
IRC 20031	Inland ISHC	500,000
IRC 20032	Inland ISHC	409,090
IRC 20033	Inland ISHC	20,000
IRC 35993	Inland ISHC	500,000
IRC 15994	Inland ISHC	500,000
IRC 15995	Inland ISHC	146,665
TOTAL:		7,349,228

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

FIRST MODIFICATION OF CREDIT DOCUMENTS
(Relating to the Third Amended and Restated Credit Agreement dated as July 31, 2008)

Dated as of June 30, 2009

This FIRST MODIFICATION OF CREDIT DOCUMENTS (this “Agreement” or this “First Modification”) by and among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, in its capacity as the borrower (in such capacity, the “Borrower”), INLAND REAL ESTATE EXCHANGE CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Guarantor”), INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“Inland ISHC”), INLAND FUNDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“IFC”), PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“POC”; Borrower, Inland ISHC, IFC and POC are collectively referred to herein as “Pledgor” in their capacity under that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement related to the Credit Agreement referenced below (as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”)), BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association, in its capacity as administrative agent (the “Administrative Agent”) and as a Lender, BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager (in such capacity, the “Arranger’), and the institutions from time to time parties thereto as lenders (the “Lenders”) under that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 (the “Credit Agreement”) and is an amendment to and modification of the terms, conditions and provisions of the Credit Agreement and the other Credit Documents referenced therein, as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders amend the Credit Documents in accordance with the terms hereof; and

WHEREAS, the Administrative Agent and Lenders have agreed, based on Borrower’s request, to amend the Credit Documents on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.             Amendments to Credit Agreement. The Credit Agreement is hereby modified as follows:

(A)          The text of Section 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“As used herein, the term “Maturity Date” shall mean August 14, 2009.”

(B)           The definitions of the terms “Adjusted Fixed LIBOR Rate”, “Adjusted Floating LIBOR Rate” and “Pledge Agreement” contained in Exhibit A of the Credit Agreement are hereby deleted in their entireties and replaced with the following:

“Adjusted Fixed LIBOR Rate means, for any date of determination, (a) the applicable Fixed LIBOR Rate, plus (b) four percent (4.0%) per annum.”

“Adjusted Floating LIBOR Rate means, for any date of determination, (a) the applicable Floating LIBOR Rate, plus (b) four percent (4.0%) per annum.”

“Pledge Agreement shall mean that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, POC, IFC and Inland ISHC in favor of Administrative Agent and Lenders, as amended by that certain First

Modification of Credit Documents dated as of June 30, 2009, and as amended, restated, supplemented or modified from time to time.”

2.             Amendments to Pledge Agreement. The Pledge Agreement is hereby modified such that Section 2 of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement is delivered pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC as sole lead arranger and sole book manager, and lenders parties thereto (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, and as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.”

3.             General Credit Document Amendments. Each of the Credit Documents (including the Credit Agreement, the Notes, Pledge Agreement and Guaranty) is hereby further amended as follows (to the extent the amendments set forth herein do not already address such matters):

Each reference to any one or more of the Credit Documents (including the Credit Agreement) contained in the Credit Agreement or any of the other Credit Documents is deemed to refer to such documents as modified by each of the Modifications and Amendments (including, without limitation, this First Modification). In addition, this First Modification shall be deemed to be included as a “Credit Document” in any and all references to the “Credit Documents” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof. Furthermore, this First Modification shall be deemed to be included as a “Modification and Amendment” in any and all references to the “Modifications and Amendments” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof

4.             Reaffirmation of Credit Agreement and Guaranty. The Borrower, Guarantor and Pledgor hereby each repeat and reaffirm their respective continuing obligations to the Administrative Agent and the Lenders under the Credit Agreement, Guaranty and Pledge Agreement, respectively, and agree that the transactions contemplated by this Agreement shall not in any way affect the validity and enforceability of the Credit Agreement, Guaranty or Pledge Agreement, or reduce, impair or discharge their obligations thereunder.

5.             Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties (as modified, supplemented or amended herein) made to the Administrative Agent and the Lenders in the Credit Documents to which it is a party on, and as of, the date hereof (or, if any representation and warranty expressly relates to an earlier date, on and as of such earlier date) with the same force and effect as if such representations and warranties were set forth in this First Modification in full.

6.             Supplemental Representations, Warranties and Covenants. As an inducement to the Administrative Agent and Lenders to enter into this First Modification, Borrower, Guarantor and each Pledgor represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lenders have relied):

(A)          There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, Guarantor, Pledgor or any other person or entity with respect to this First Modification, the Credit Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loan, as the case may be.

(B)           Each of the Borrower, POC, IFC, Inland ISHC and Guarantor has the right and power and has obtained all authorizations necessary to execute and deliver this First Modification and to perform its respective obligations hereunder and under the Credit Agreement (as amended by this First Modification) and the other Credit Documents in accordance with their respective terms. This First Modification has been duly executed and delivered by duly authorized officers, managers, partners or directors (as applicable) of the Borrower, POC, IFC, Inland ISHC, and Guarantor. This First Modification and each of the Credit Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of the Borrower, POC, IFC, Inland ISHC and/or Guarantor (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(C)           There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting Borrower, Guarantor, any Pledgor, any Initial Advance Property or any transaction contemplated hereby or by the Credit Documents, or the ability of Borrower, Guarantor or any Pledgor to perform its obligations under this Agreement or the other Credit Documents as modified and amended hereby.

(D)          Each of the Borrower, POC, IFC, Inland ISHC and Guarantor is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower, POC, IFC, Inland ISHC and Guarantor, as applicable, this First Modification, the Credit Documents, and all other instruments, documents and agreements to be delivered hereunder or in connection with the Loan. None of the individual signatories are under any legal disability.

(E)           The execution and delivery by the Borrower, POC, IFC, Inland ISHC, and Guarantor of this First Modification and (as applicable) the performance by such parties of this First Modification and each of the Credit Documents (in each case as amended hereby, if applicable) in accordance with their respective terms, does not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approvals from any governmental authority or violate any requirements of law relating to the Borrower, POC, IFC, Inland ISHC, or Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, POC, IFC, Inland ISHC, or Guarantor or any indenture, agreement or other instrument to which the Borrower, POC, IFC, Inland ISHC, or Guarantor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Borrower, POC, IFC, Inland ISHC, or Guarantor, other than in favor of the Lenders.

(F)           No Default or Event of Default exists under the Credit Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, POC, IFC, Inland ISHC and/or Guarantor and contained in the Credit Documents are true and correct as of the date of this First Modification.

(G)           The amendments to the Credit Agreement and other Credit Documents set forth in this First Modification are not intended as and do not constitute novations of any of the obligations reflected in the Credit Agreement or any of the other Credit Documents.

(H)          The Borrower shall pay an extension fee to Administrative Agent, for the ratable benefit of Lenders, in an amount equal to $34,375, in the event that no further Loan modifications or amendments are executed by the parties hereto subsequent to the date hereof (such modification or amendment shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders in their sole discretion), such amount being due and payable in immediately available funds on the Maturity Date; provided, however, that such amount shall be deemed fully earned and non-refundable as of the date of the execution of this First Modification.

7.             Conditions Precedent. The effectiveness of this First Modification is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(A)          a counterpart of this First Modification duly executed by the Borrower, Guarantor, POC, IFC, Inland ISHC, the Administrative Agent and the Required Lenders;

(B)           fully executed originals of such other documents, instruments and/or agreements as the Administrative Agent may reasonably request in connection with the modifications and amendments set forth herein, or otherwise related to the Credit Agreement or Credit Documents;

(C)           a copy of resolutions of the board of directors, general partner(s), managing partner(s), managing member(s) or similar governing entity/body of the Borrower, Guarantor and each Pledgor (certified by a secretary or assistant secretary of each such Person to be true and correct and in force and effect as of the date of this First Modification) approving and adopting this First Modification and the revisions to the Credit Agreement and other Credit Documents (as applicable to such Person) documented hereby and authorizing the execution and delivery of this First Modification;

(D)          payment by Borrower to the Administrative Agent of all fees, costs and expenses due and owing pursuant to the Fee Letter (including, without limitation, any supplemented fee letters) or any of the other Credit Documents; and

(E)           such other documents, instruments and agreements as the Administrative Agent may reasonably request.

8.             Default. The failure of the Borrower to perform any of its obligations under this First Modification or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement and each of the Credit Documents.

9.             GOVERNING LAW. THIS FIRST MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

10.          Successors and Assigns. This First Modification shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

11.          Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this First Modification.

12.          Effect/Execution of Future Documents. Except as expressly herein amended, the terms and conditions of the Credit Agreement and each of the other Credit Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this First Modification or of any Credit Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this First Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

13.          Expenses. The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent (including, without limitation, fees, expenses and costs of Administrative Agent’s counsel) in negotiating, preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

14.          Counterparts. This First Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this First Modification to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this First Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

15.          Release. In consideration of the Loan modifications set forth in this First Modification, Borrower, Guarantor, POC, IFC, and Inland ISHC each releases and holds harmless the Administrative Agent, each Lender and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the making of the Loan, the administration of it or any business communications and dealings among Borrower, poc, IFC, Inland ISHC, and/or Guarantor and the Administrative Agent or Lenders concerning the Loan through the date of execution hereof.

16.          Final Agreement. This First Modification, together with those documents delivered in connection with Section 7 hereof, represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms. There are no promises, terms, conditions or obligations other than those contained in this First Modification. There are no unwritten oral agreements between the parties.

17.          Binding Effect. This First Modification shall be effective as of June 30, 2009. Thereafter, this First Modification shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, each of the other parties to the Credit Documents and each of their respective successors and assigns.

[remainder of page left intentionally blank – signature pages and exhibit(s) to follow]

IN WITNESS WHEREOF, this First Modification of Credit Documents has been duly executed under seal as of the date and year first above written.

BORROWER:	INLAND REAL ESTATE INVESTMENT
CORPORATION, a Delaware corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

GUARANTOR:	INLAND REAL ESTATE EXCHANGE
CORPORATION, an Illinois corporation

	By	/s/ Patricia A. DelRosso
	Name	Patricia A. DelRosso
	Title	President

PLEDGORS:	INLAND INVESTMENT STOCK HOLDING
CORPORATION, a Nevada corporation

	By	/s/ Mark Youngman
	Name	Mark Youngman
	Title	Vice President

PARTNERSHIP OWNERSHIP CORPORATION, an
Illinois corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

INLAND FUNDING CORPORATION, a Nevada
corporation

	By	/s/ Mark Youngman
	Name	Mark Youngman
	Title	Vice President

[remainder of page left intentionally blank – additional signature page(s) and exhibit(s) to follow]

AGENT:	BANK OF AMERICA, N.A., as Administrative Agent for
the Lenders

	By	/s/ Susan Vercauteren
	Name	Susan Vercauteren
	Title	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By	/s/ Susan Vercauteren
	Name	Susan Vercauteren
	Title	Senior Vice President

MB FINANCIAL BANK, N.A., as a Lender

	By	/s/ Jack H. Sharp
	Name	Jack H. Sharp
	Title	Senior Vice President

[remainder of page left intentionally blank]

SECOND MODIFICATION OF CREDIT DOCUMENTS
(Relating to the Third Amended and Restated Credit Agreement dated as July 31, 2008)

Dated as of August 14, 2009

This SECOND MODIFICATION OF CREDIT DOCUMENTS (this “Agreement” or this “Second Modification”) by and among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, in its capacity as the borrower (in such capacity, the “Borrower”), INLAND REAL ESTATE EXCHANGE CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Guarantor”), INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“Inland ISHC”), INLAND FUNDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“IFC”), PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“POC”; Borrower, Inland ISHC, IFC and POC are collectively referred to herein as “Pledgor” in their capacity under that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement related to the Credit Agreement referenced below (as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”)), BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association, in its capacity as administrative agent (the “Administrative Agent”) and as a Lender, BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager (in such capacity, the “Arranger’), and the institutions from time to time parties thereto as lenders (the “Lenders”) under that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, and as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is an amendment to and modification of the terms, conditions and provisions of the Credit Agreement and the other Credit Documents referenced therein, as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders amend the Credit Documents in accordance with the terms hereof; and

WHEREAS, the Administrative Agent and Lenders have agreed, based on Borrower’s request, to amend the Credit Documents on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.             Amendments to Credit Agreement. The Credit Agreement is hereby modified as follows:

(A)          The text of Section 1.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower has applied to Administrative Agent for a secured revolving credit facility (the “Facility”) of up to Forty Million Dollars ($40,000,000.00). The proceeds of the Facility may be used only in connection with the acquisition of Advance Properties in accordance with the terms of this Agreement. Such Advance Properties will be acquired by Guarantor or by Subsidiaries of Guarantor and offered by Guarantor for sale to one or more third parties, all as part of Guarantor’s real estate programs.”

(B)         The text of Section 2.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Loans may be made only in connection with the acquisition of Advance Properties by Borrower or a Subsidiary of Borrower. Each Loan shall be made as to a specific Advance Property. A Loan made with respect to the acquisition of an Advance Property shall be in the amount requested by Borrower, with such amount not to exceed the lesser of (i) the Net Acquisition Costs of such Advance Property, (ii) the Appraised Value of such Advance Property, (iii) the Available Credit, or (iv) unless a higher amount is Approved by Administrative Agent with respect to a particular Advance Property (which consent may be granted or withheld in the absolute discretion of the Administrative Agent), Thirty Million and No/100 Dollars ($30,000,000.00).”

(C)           The text of Section 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“As used herein, the term “Maturity Date” shall mean June 30, 2010.”

(D)          The text of Section 2.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower shall, as of the first day of each calendar quarter during the Term and as of the Maturity Date (for the immediately preceding fiscal quarter or portion thereof) pay to Administrative Agent for the benefit of Lenders a fee (the “Unused Loan Fee”) equal to the sum (as calculated for each day elapsed during the applicable period) (i) a quarterly percentage equivalent to 0.25% per annum (based on a year of 360 days), multiplied by (ii) the daily amount for each such day, calculated as (A) $35,000,000, less (B) the outstanding principal balance of the Loans as of the end of such day; provided, that such calculated amount shall not, for any day, be less than zero (0), The Unused Loan Fee shall commence to accrue on the date hereof and shall be payable in arrears.”

(E)           The text of Section 3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Facility shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the “Credit Documents”, each as the same may he hereafter modified or amended, consisting of: (i) this Agreement; (ii) separate promissory notes in the form of Exhibit F annexed hereto, with one note being payable to each Lender in the original principal amount equal to such Lender’s Commitment, such promissory notes to be in the aggregate original principal amount of Forty Million Dollars ($40,000,000.00) (collectively, together with any additional Notes delivered as provided herein, the “Note” or the “Notes”); (iii) the Security Documents; (iv) the Guaranty; (v) the Fee Letter; (vi) the Modifications and Amendments and (vii) any and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto executed to further evidence or secure the Facility.”

(F)           The text of Section 3.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Pledge Agreement shall remain in full force and effect with respect to and a binding obligation of each of the Pledgors during the term hereof. The Pledge Agreement, together with the UCC-1 financing statements filed in connection therewith and the other certificates and documents executed in connection therewith, all in form and substance acceptable to Administrative Agent on behalf of Lenders, are collectively referred to herein as the “Security Documents.” The Collateral consists of the Pledged Shares. In the event that the Administrative Agent receives evidence, satisfactory in form and substance to Administrative Agent in its sole discretion, of the complete and unimpaired listing of all the IREC Pledged Shares on a national securities exchange (including but not limited to the filing of a registration statement under the Securities Act of 1933 that has been deemed effective by the Securities and Exchange Commission that will permit the offering and selling of the IREC Pledged Shares on a national securities exchange), Administrative Agent shall release the IWEST Pledged Shares from the Collateral.”

(G)           The text of Section 5.16(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“since the most recent calculation thereof, no material adverse change shall, in the reasonable judgment of the Administrative Agent, have occurred with respect to either the IREC Share Value or, prior to the release of the IWEST Pledged Shares from the Collateral, the IWEST Share Value;”

(H)          The text of Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Set forth on Exhibit B-1 is a complete and accurate list of (a) the IREC Pledged Shares existing as of August 14, 2009 and (b) the IWEST Pledged Shares existing as of August 14, 2009, or, in each case, such later date on which the Borrower may update such exhibit in accordance with Section 7.2.5 hereof. Administrative Agent shall provide an updated Exhibit B-1 to Lenders upon receipt thereof. The IREC Pledged Shares set forth on Exhibit B-1 August 14, 2009 represent approximately 8.72% of all shares of IREC Capital Stock outstanding as of August 14, 2009 and the IWEST Pledged Shares set forth on Exhibit B-1 as of August 14, 2009 represent approximately 1.75% of all shares of IWEST Capital Stock outstanding as of August 14, 2009.

(I)            The text of Section 6.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Set forth on Exhibit B-2 is a complete and accurate list of all Initial Advance Properties existing as of August 14, 2009. Administrative Agent shall provide an updated Exhibit B-2 to Lenders upon receipt thereof.”

(J)            The text of Section 7.2.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Within two Business Days of the date on which Borrower becomes aware of same, notice to the Administrative Agent of any material adverse change in the IWEST Share Value, provided, however, that the Borrower shall not be required to furnish or cause to be furnished such information for all periods subsequent to the release of the IWEST Pledged Shares from the Collateral.”

(K)          The text of Section 7.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Debt Service Coverage Ratio of Borrower shall not, at any time during the Term of the Facility, be less than 1.20:1.00. This covenant shall be tested quarterly at the end of each calendar quarter based on the Net Operating Income and debt service payable during the immediately prior calendar quarter.”

(L)           The text of Section 7.3(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“At all times during the Term of the Facility, Borrower shall maintain a minimum Net Worth of at least One Hundred Million Dollars ($100,000,000.00). This covenant shall be tested quarterly at the end of each calendar quarter.”

(M)         The following text is hereby inserted as Section 7.3(d) of the Credit Agreement:

“At all times during the Term of the Facility, Borrower shall maintain a minimum Liquidity of at least Twenty Million Dollars ($20,000,000.00). This covenant shall be tested quarterly at the end of each calendar quarter.”

(N)          The following text is hereby inserted as Section 9.1.12 of the Credit Agreement:

“Borrower fails to provide evidence, satisfactory in form and substance to Administrative Agent in its sole discretion, of the complete and unimpaired listing of the IREC Pledged Shares on a national securities exchange (including but not limited to the filing of a registration statement under the Securities Act of 1933 that has been deemed effective by the Securities and Exchange Commission that will permit the offering and selling of the IREC Pledged Shares on a national securities exchange) on or prior to September 15, 2009.”

(O)          The definitions of the terms “Adjusted Base Rate”, “Advance Limit”, “Commitment Limit”, “Fee Letter”, “Maximum Loan Amount” and “Pledge Agreement” contained in Exhibit A of the Credit Agreement are hereby deleted in their entireties and replaced with the following:

“Adjusted Base Rate means, for any day, (a) 1.20%, plus (b) the higher of (i) the Prime Rate (as most recently determined in accordance with the definition thereof) and (ii) the Federal Funds Rate plus 1/2 of 1%.”

“Advance Limit means, as of any date of calculation, the lesser of (a) an amount equal to the then-applicable IREC Share Value, multiplied by sixty percent (60.0%), and (b) the Maximum Loan Amount.”

“Commitment Limit shall mean, as of any date of calculation, the lesser of (a) an amount equal to the then-applicable IREC Share Value, multiplied by sixty-five percent (65.0%), and (b) the Maximum Loan Amount.”

“Fee Letter means that certain fee and expense letter dated as of August 14, 2009 among the Arranger, the Administrative Agent and the Borrower.”

“Maximum Loan Amount shall mean Forty Million Dollars ($40,000,000.00).”

“Pledge Agreement shall mean that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, POC, IFC and Inland ISHC in favor of Administrative Agent and Lenders, as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August 14, 2009, and as amended, restated, supplemented or modified from time to time.”

(P)           The following definitions of “Liquidity” and “Marketable Securities” are hereby inserted in Exhibit A of the Credit Agreement in their respective proper alphabetical order:

“Liquidity shall mean the sum of cash and Marketable Securities.”

“Marketable Securities shall mean (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of determination, (2) U.S. dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (3) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (4) repurchase agreements entered into by any person or entity with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such person or entity shall have a perfected first priority security interest (subject to no other liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (5) investments, classified in accordance with generally accepted accounting principles as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (1) through (4), and (6) common or preferred shares of stock having trading privileges on the New York Stock Exchange or the American Stock Exchange or which are subject to price quotations on The NASDAQ Stock Market’s National Market System.”

(Q)          Exhibits B-1, B-2, E, G, and I to the Credit Agreement are hereby deleted in their entirety and replaced with the respective exhibits attached hereto.

2.             Amendments to Pledge Agreement. The Pledge Agreement is hereby modified as follows:

(A)        Section 2 of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement is delivered pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC as sole lead arranger and sole book manager, and lenders parties thereto (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August 14, 2009, and as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.”

(B)         Exhibit A to the Pledge Agreement is hereby deleted in its entirety and replaced with the Exhibit A to the Pledge Agreement attached hereto.

3.             General Credit Document Amendments. Each of the Credit Documents (including the Credit Agreement, the Notes, Pledge Agreement and Guaranty) is hereby further amended as follows (to the extent the amendments set forth herein do not already address such matters):

Each reference to any one or more of the Credit Documents (including the Credit Agreement) contained in the Credit Agreement or any of the other Credit Documents is deemed to refer to such documents as modified by each of the Modifications and Amendments (including, without limitation, this Second Modification). In addition, this Second Modification shall be deemed to be included as a “Credit Document” in any and all references to the “Credit Documents” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof. Furthermore, this Second Modification shall be deemed to be included as a “Modification and Amendment” in any and all references to the “Modifications and Amendments” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof; and

Each reference to “$55,000,000.00” and/or “Fifty-Five Million and No/100 Dollars ($55,000,000.00)” in any one or more of the Credit Documents is hereby changed and deemed to refer, as applicable, to “$40,000,000.00” and/or “Forty Million and No/100 Dollars ($40,000,000.00)”.

4.             Reaffirmation of Credit Agreement and Guaranty. The Borrower, Guarantor and Pledgor hereby each repeat and reaffirm their respective continuing obligations to the Administrative Agent and the Lenders under the Credit Agreement, Guaranty and Pledge Agreement, respectively, and agree that the transactions contemplated by this Agreement shall not in any way affect the validity and enforceability of the Credit Agreement, Guaranty or Pledge Agreement, or reduce, impair or discharge their obligations thereunder.

5.             Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties (as modified, supplemented or amended herein) made to the Administrative Agent and the Lenders in the Credit Documents to which it is a party on, and as of, the date hereof (or, if any representation and warranty expressly relates to an earlier date, on and as of such earlier date) with the same force and effect as if such representations and warranties were set forth in this Second Modification in full.

6.             Supplemental Representations, Warranties and Covenants. As an inducement to the Administrative Agent and Lenders to enter into this Second Modification, Borrower, Guarantor and each Pledgor represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lenders have relied):

(A)          There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, Guarantor, Pledger or any other person or entity with respect to this Second Modification, the Credit Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loan, as the case may be.

(B)           Each of the Borrower, POC, IFC, Inland ISHC and Guarantor has the right and power and has obtained all authorizations necessary to execute and deliver this Second Modification and to perform its respective obligations hereunder and under the Credit Agreement (as amended by this Second Modification) and the other Credit Documents in accordance with their respective terms. This Second Modification has been duly executed and delivered by duly authorized officers, managers, partners or directors (as applicable) of the Borrower, POC, IFC, Inland ISHC, and Guarantor. This Second Modification and each of the Credit Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of the Borrower, POC, IFC, Inland ISHC and/or Guarantor (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may he limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(C)           There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting (during the term of the Loan) Borrower, Guarantor, any Pledgor, any Initial Advance Property or any transaction contemplated hereby or by the Credit Documents, or the ability of Borrower, Guarantor or any Pledgor to perform its obligations under this Agreement or the other Credit Documents as modified and amended hereby.

(D)          Each of the Borrower, POC, IFC, Inland ISHC and Guarantor is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower, POC, IFC, Inland ISHC and Guarantor, as applicable, this Second Modification, the Credit Documents, and all other instruments, documents and agreements to be delivered hereunder or in connection with the Loan. None of the individual signatories are under any legal disability.

(E)           The execution and delivery by the Borrower, POC, IFC, Inland ISHC, and Guarantor of this Second Modification and (as applicable) the performance by such parties of this Second Modification and each of the Credit Documents (in each case as amended hereby, if applicable) in accordance with their respective terms, does not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approvals from any governmental authority or violate any requirements of law relating to the Borrower, POC, IFC, Inland ISHC, or Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, POC, IFC, Inland ISHC, or Guarantor or any indenture, agreement or other instrument to which the Borrower, POC, IFC, Inland ISHC, or Guarantor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Borrower, POC, IFC, Inland ISHC, or Guarantor, other than in favor of the Lenders.

(F)           No Default or Event of Default exists under the Credit Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, POC, IFC, Inland ISHC and/or Guarantor and contained in the Credit Documents are true and correct as of the date of this Second Modification.

(G)           The amendments to the Credit Agreement and other Credit Documents set forth in this Second Modification are not intended as and do not constitute novations of any of the obligations reflected in the Credit Agreement or any of the other Credit Documents.

7.             Conditions Precedent. The effectiveness of this Second Modification is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(A)          a counterpart of this Second Modification duly executed by the Borrower, Guarantor, POC, IFC, Inland ISHC, the Administrative Agent and the Required Lenders;

(B)           a copy of resolutions of the board of directors, general partner(s), managing partner(s), managing member(s) or similar governing entity/body of the Borrower, Guarantor and each Pledgor (certified by a secretary or assistant secretary of each such Person to be true and correct and in force and effect as of the date of this Second Modification) approving and adopting this Second Modification and the revisions to the Credit Agreement and other Credit Documents (as applicable to such Person) documented hereby and authorizing the execution and delivery of this Second Modification;

(C)           payment by Borrower to the Administrative Agent of all fees, costs and expenses due and owing pursuant to the Fee Letter (including, without limitation, any supplemented fee letters) or any of the other Credit Documents, including, without limitation payment by Borrower to the Administrative Agent of a loan fee to Administrative Agent, for the ratable benefit of Lenders, in an amount equal to $200,000;

(D)          payment by Borrower of (i) all outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel incurred in connection with the preparation of this Second Modification and all other amendments, restatements, supplements or negotiations related to the Credit Documents or the Loan, (ii) all fees and expenses incurred by the Administrative Agent and its counsel in connection with the review of the Second Modification, and (iii) all other fees and expenses relating to the preparation, execution and delivery of this Second Modification or otherwise related to the Credit Agreement or the Credit Documents which are due and payable on the date hereof pursuant to the terms of any Loan Document (including, without limitation, any costs incurred for appraisals, insurance, tax services, engineering, inspections, searches and recording and attorneys’ fees incurred in connection with the above);

(E)           fully executed originals of each of the following executed by each of the parties identified on the signature pages thereto (i) a supplemental fee letter with respect to the Credit Agreement in form and substance acceptable to the Administrative Agent; (ii) new Notes for each of the Lenders dated as of the date hereof and in an aggregate face amount equal to the Maximum Loan Amount; (iii) an updated stock power/registration letter with respect to the Pledged Shares listed in the attached Exhibit A to the Pledge Agreement, duly executed by the Pledgors and substantially in the form of Exhibit W attached hereto; (iv) an acknowledgement of pledged shares with respect to the IREC Pledged Shares duly executed by the parties thereto and substantially in the form of Exhibit X attached hereto; (v) an assignment (s) separate from certificate with respect to the IREC Pledged Shares duly executed by the parties thereto and substantially in the form of Exhibit Y attached hereto; (vi) an updated Officer’s Certificate, duly executed by an authorized officer of the Borrower, reflecting the Borrower’s compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement (as amended hereby), and substantially in the form of Exhibit Z attached hereto; and (vii) such other documents, instruments and/or agreements as the Administrative Agent may reasonably request in connection with the modifications and amendments set forth herein;

(F)           a current Certificate of Existence/Good Standing for each of the Borrower, Guarantor, POC, IFC, and Inland ISHC issued by the jurisdiction in which such entity is organized;

(G)           certificate of “no change” from Borrower, Guarantor, and each Pledgor certifying that each such party’s organizational documents have not been amended since July 31, 2008, or have not been amended except to the extent of such amendments as have been attached to such certificates as have been provided to Administrative Agent in writing;

(H)          a legal opinion from counsel to the Borrower, Guarantor and Pledgors as to due authorization, execution, and delivery of this Second Modification, and the other documents delivered in conjunction herewith, and the continued validity, effectiveness and enforceability of the Credit Documents as amended hereby with respect to each of them;

(I)            filing of UCC financing statements with respect to the pledge by POC, IFC and Inland ISHC pursuant to the Pledge Agreement; and

(J)            such other documents, instruments and agreements as the Administrative Agent may reasonably request.

8.             Default. The failure of the Borrower to perform any of its obligations under this Second Modification or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement and each of the Credit Documents.

9.             GOVERNING LAW. THIS SECOND MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

10.          Successors and Assigns. This Second Modification shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

11.          Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Second Modification.

12.          Effect/Execution of Future Documents. Except as expressly herein amended, the terms and conditions of the Credit Agreement and each of the other Credit Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this Second Modification or of any Credit Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Second Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

13.          Expenses. The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent (including, without limitation, fees, expenses and costs of Administrative Agent’s counsel) in negotiating, Preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

14.          Counterparts. This Second Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Second Modification to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Second Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

15.          Release. In consideration of the Loan modifications set forth in this Second Modification, Borrower,

Guarantor, POC, IFC, and Inland ISHC each releases and holds harmless the Administrative Agent, each Lender and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the making of the Loan, the administration of it or any business communications and dealings among Borrower, POC, IFC, Inland ISHC, and/or Guarantor and the Administrative Agent or Lenders concerning the Loan through the date of execution hereof.

16.          Final Agreement. This Second Modification, together with those documents delivered in connection with Section 7 hereof, represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms. There are no promises, terms, conditions or obligations other than those contained in this Second Modification. There are no unwritten oral agreements between the parties.

17.          Binding Effect. This Second Modification shall be effective as of August 14, 2009. Thereafter, this Second Modification shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, each of the other parties to the Credit Documents and each of their respective successors and assigns.

[remainder of page left intentionally blank – signature pages and exhibit(s) to follow]

IN WITNESS WHEREOF, this Second Modification of Credit Documents has been duly executed under seal as of the date and year first above written.

BORROWER:	INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

GUARANTOR:	INLAND REAL ESTATE EXCHANGE CORPORATION, an Illinois corporation

	By	/s/ Patricia A. DelRosso
	Name	Patricia A. DelRosso
	Title	President

PLEDGORS:	INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

INLAND FUNDING CORPORATION, a Nevada corporation

	By	/s/ Alan F. Kremin
	Name	Alan F. Kremin
	Title	CFO

[remainder of page left intentionally blank – additional signature page(s) and exhibit(s) to follow]

AGENT:	BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

	By	/s/ Linda J. Frixen
	Name	Linda J. Frixen
	Title	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By	/s/ Linda J. Frixen
	Name	Linda J. Frixen
	Title	Assistant Vice President

MB FINANCIAL BANK, N.A., as a Lender

	By	/s/ Jack H. Sharp
	Name	Jack H. Sharp
	Title	Senior Vice President

[remainder of page left intentionally blank]

EXHIBIT B-1 TO AGREEMENT

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 15992	POC	36,207
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
IRC 20027	Inland ISHC	500,000
IRC 20028	Inland ISHC	500,000
IRC 20029	Inland ISHC	500,000
IRC 20030	Inland ISHC	500,000
IRC 20031	Inland ISHC	500,000
IRC 20032	Inland ISHC	409,090
IRC 20033	Inland ISHC	20,000
IRC 15993	Inland ISHC	500,000
IRC 15994	Inland ISHC	500,000
IRC 15995	Inland ISHC	146,665
TOTAL:		7,349,228

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

EXHIBIT B-2 TO AGREEMENT

INITIAL ADVANCE PROPERTIES

1.   BJ’s Wholesale Club, Austell, GA

2.   Robertson’s Creek, Flower Mound, TX

EXHIBIT E

LENDER’S COMMITMENT PERCENTAGES

Lender:	Commitment Percentage:

BANK OF AMERICA, N.A.	62.5%

MB FINANCIAL BANK, N.A.	37.5%

TOTAL:	100.000000000%

EXHIBIT G TO AGREEMENT

FORM OF OFFICER’S CERTIFICATE

CERTIFICATE OF AN AUTHORIZED OFFICER OF BORROWER

                                               , a                                                      , the                               of Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”) does hereby certify as required pursuant to Section 7.2.6 of that certain Third Amended and Restated Credit Agreement being by and among the Borrower, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Administrative Agent and Lenders dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August    , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms not herein defined shall have the meanings ascribed to such terms in the Credit Agreement), that:

1.             Attached hereto is a schedule which contains detailed calculations of each of the financial covenants set forth in Section 7.3 of the Credit Agreement for the quarter ending                                    ; and

2.             To the best of the undersigned’s knowledge (A) no Default or Event of Default exists, (B) all representations and warranties of the Borrower that are contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date therein made, and (C) the Borrower is in compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement.

DATED as of the              day of                            ,

By:                                            , a

By:
Name:
Title:

EXHIBIT I TO AGREEMENT

FORM OF NOTICE OF BORROWING

TO:         BANK OF AMERICA, N.A., as agent (“Administrative Agent”) for itself and such other financial institutions as may become parties to the Credit Agreement (as hereinafter defined). Administrative Agent and such other financial institutions are collectively referred to herein as “Lenders.”

RE:         That certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), the Administrative Agent, Banc of America Securities LLC as Arranger, and the Lenders from time to time party thereto (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

LOAN REQUEST NO:

AMOUNT OF LOAN REQUESTED: $

DATE:                                 , 20

1.             This Notice of Borrowing (this “Notice of Borrowing”) is submitted by Borrower to Administrative Agent and Lenders pursuant to the provisions of the Credit Agreement in order to induce Lenders to make the Loan requested. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

2.             Borrower hereby requests Lenders to make a Loan in the amount of $                                    for the purpose of funding the acquisition of the following Advance Property by Borrower or a Subsidiary of Borrower:                                                            by immediately available funds wired to Borrower’s Account                                  at                                           .  Attached is a detailed description of such Advance Property.

The Net Acquisition Costs and Appraised Value of such Advance Property are as set forth in the following table:

Advance Property	Net Acquisition Costs	Appraised Value	Loan Amount (not to exceed lessor of (i) Net Acquisition Costs, (ii) Appraised Value, (iii) Available Credit, or (iv) $30,000,000.00.
	$	$	$

3.             Borrower has previously delivered to Administrative Agent or is delivering to Administrative Agent with this Notice of Borrowing the Advance Property Submittals required under the Credit Agreement and any other materials reasonably requested by the Administrative Agent with respect to the Advance Properties referenced above.

4.             Borrower hereby certifies, warrants and represents to Administrative Agent and Lenders that (except for Administrative Agent’s and Lenders’ approval of this Loan request) each condition precedent to Lenders’ obligation to make the requested Loan has been satisfied, and further that:

4.1           Borrower is not in Default under any Credit Document as of the date hereof, nor does there exist any condition or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute such a Default; and there exists no Event of Default under the Credit Agreement or any of the other Credit Documents.

4.2           Borrower is in full compliance with all of the terms, covenants and conditions of the Credit Agreement and each other Credit Document.

4.3           No change that would have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred in the condition (financial or otherwise), operations, business, management or prospects of the Borrower since the date of the most recent financial statements furnished to Administrative Agent pursuant to Section 7.2 of the Credit Agreement, and no change that would have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred with respect to any of the Advance Properties or the Collateral.

4.4           Immediately after the Loan requested hereby is made the sum of the aggregate principal amount of outstanding Loans shall not exceed the lesser of (a) the Advance Limit and (b) the Maximum Loan Amount.

4.5           Borrower has no knowledge that Administrative Agent or any Lender has failed to perform any of such Administrative Agent’s or Lender’s obligations under the Credit Documents.

5.             This Notice of Borrowing: (i) constitutes an affirmation by Borrower that each of the warranties and representations made in the Credit Agreement remain true and correct (except as stated below) as of the date of this Notice of Borrowing and, unless Administrative Agent is notified to the contrary prior to the disbursement of the Loan, will be so on the date of such Loan; and (ii) constitutes the representation and warranty of Borrower that the information set forth in this Notice of Borrowing and the accompanying documentation is true and correct and omits no material fact necessary to make the same not misleading. The following are exceptions to the foregoing affirmation of warranties and representations [if none are stated, there are no exceptions]:

6.             This Notice of Borrowing and the accompanying documentation are submitted to Administrative Agent and Lenders for the purpose of inducing Lenders to make a Loan and Borrower intends that Administrative Agent and Lenders shall rely upon each of the same being true, accurate and complete.

EXECUTED and delivered under seal as of the                       day of                             , 20   .

BORROWER:

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT A
(to the Pledge Agreement)
PLEDGED SECURITIES

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 15992	POC	36,207
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
IRC 20027	Inland ISHC	500,000
IRC 20028	Inland ISHC	500,000
IRC 20029	Inland ISHC	500,000
IRC 20030	Inland ISHC	500,000
IRC 20031	Inland ISHC	500,000
IRC 20032	Inland ISHC	409,090
IRC 20033	Inland ISHC	20,000
IRC 15993	Inland ISHC	500,000
IRC 15994	Inland ISHC	500,000
IRC 15995	Inland ISHC	146,665
TOTAL:		7,349,228

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

Exhibit W
FORM OF STOCK POWER/REGISTRATION LETTER
RE: PLEDGED SHARES

August          , 2009

Bank of America, N. A.

Commercial Real Estate Banking

NC1-007-11-15

100 North Tryon Street

11th Floor

Charlotte, NC 28255

Attn: Real Estate Loan Administration

Re: Pledge of equity interests securing that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 by and among Inland Real Estate Investment Corporation, a Delaware corporation (“Investment Corp.”), Bank of America, N.A., a national banking association, as administrative agent (hereinafter called “Administrative Agent”), Banc of America Securities LLC, as the sole lead arranger and the sole book manager (in such capacity, “BAS”), and the institutions from time to time parties thereto as lenders (the “Lenders”) (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

In accordance with the terms of the Credit Agreement, Investment Corp. and/or its affiliates, Partnership Ownership Corporation, Inland Funding Corporation, a Nevada corporation, and Inland Investment Stock Holding Corporation (collectively, the “Pledgors”), have, pursuant to the Pledge Agreement, pledged to the Administrative Agent, for the benefit of itself and the Lenders, shares of the common stock of Inland Real Estate Corporation (“IREC”) and of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (“IWEST”) as described on Exhibit A attached thereto (respectively, the “IREC Pledged Stock” and the “IWEST Pledged Stock”; collectively, the “Pledged Stock”). Although most common shares of IREC capital stock are registered to trade on the New York Stock Exchange, some of the common shares of the IREC Pledged Stock are not properly registered to trade on the New York Stock Exchange and none of the IWEST Pledged Stock has been registered to trade on the New York Stock Exchange or on any other nationally-recognized publicly-traded exchange (an “Exchange”). This letter relates to transfer, registration and power of attorney rights with respect to the Pledged Stock and this letter supplements the previous letters delivered in respect thereto (including, but not limited to, that certain letter delivered to the Administrative Agent in connection with the Prior Credit Agreement and dated as of May 31, 2005 (the “IREC Shares Letter”) and that certain letter delivered to the Administrative Agent in connection with the Credit Agreement and dated as of July 31, 2008 (the “IWEST Shares Letter”)). The undersigned hereby acknowledge and agree that the IREC Shares Letter and the IWEST Shares Letter shall remain in full force and effect with respect to the Credit Agreement as if delivered in connection with the modification of the Credit Agreement and that the Administrative Agent shall, during the term of the Credit Agreement and as security for the Borrower’s Obligations, continue to have all of the rights, powers and remedies referenced in IREC Shares Letter and the IWEST Shares Letter.

As an inducement to the Administrative Agent and to the other Lenders to enter into a modification of the Credit Agreement and to provide further security to the Lenders, the Lenders and Administrative Agent have requested the Pledgors, and the Pledgors have agreed, to permit the Administrative Agent, on behalf of itself and Lenders, on the terms set forth below, the right to register the Pledged Stock (to the extent such registration is possible) and to otherwise have the right to exercise a power of attorney with respect to the Pledged Stock as set forth herein.

If an Event of Default, as defined in the Credit Agreement, shall occur and shall be continuing after the expiration of any applicable cure and/or grace periods, Investment Corp. and the Pledgors, upon written demand, shall execute and deliver to the Administrative Agent (or its designees or agents) such documentation (“Registration Documentation”) as may be required (in the reasonable judgment of the Administrative Agent) to register the Pledged Stock so the Pledged Stock may be traded on any Exchange on which the common stock of IWEST or IREC may then be listed. Investment Corp. and each of the Pledgors hereby further grants to the Administrative Agent and its designees or agents, a power of attorney to execute in the name, place and stead of Investment Corp. or Pledgors, the Registration Documents (“Registration Power”), to be exercised solely upon an Event of Default occurring and continuing after the expiration of any applicable cure and/or grace periods.

The terms of this letter agreement and the Registration Power herein granted may be relied upon by such governmental authorities whose approval to effect registration of the Pledged Stock may be required.

In addition to other powers of attorney contained herein, Investment Corp. and each of the Pledgors hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of Investment Corp. and each Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions solely upon the occurrence and during the continuance of an Event of Default (following any applicable cure and/or grace periods):

(a)             to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Stock, all as the Administrative Agent may reasonably determine;

(b)            to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Stock and enforcing any other right in respect thereof;

(c)             to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(d)            to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Stock;

(e)             to direct any parties liable for any payment under any of the Pledged Stock to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(f)             to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Stock;

(g)            to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Stock;

(h)            to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in the Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(i)              to exchange any of the Pledged Stock or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(j)              to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Stock into the name of the Administrative Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Stock or any part thereof may be sold pursuant to the terms of the Pledge Agreement; and

(k)             to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Stock.

Each of the powers of attorney granted herein (including, without limitation, the power of attorney granted as the Registration Power) is a power coupled with an interest and shall be irrevocable for so long as any of the Borrower Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) or any Credit Document is in effect.

The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in the Pledge Agreement or any other Credit Document and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. These powers of attorney are conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Stock for the benefit of itself and the Lenders.

This letter shall be governed by laws of the State of North Carolina.

Cordially,

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND FUNDING CORPORATION, a Nevada corporation

By:
	Name:	Alan F. Kremin
	Title:	Treasurer

Exhibit X

ACKNOWLEDGEMENT OF PLEDGED SHARES
RE: IREC PLEDGED SHARES

INLAND REAL ESTATE CORPORATION

Acknowledgement of Pledge of Shares
(For August       , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

I, Beth Sprecher Brooks, being the Secretary of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) hereby certify to Bank of America, N.A., as administrative agent (“Administrative Agent”), as follows: (a) that the Corporation has been advised of the pledge by INLAND INVESTMENT STOCK HOLDING CORPORATION (“Inland ISHC”) of 7,212,118 shares of common stock of the Corporation standing in its name on the books of the Corporation represented by IRC Certificate Nos., 20020, 20021, 20022, 20023, 20024, 20025, 20026, 20027, 20028, 20029, 20030, 20031, 20032, 20033, 15993, 15994 and 15995, as collateral security for the obligations of Inland Real Estate Investment Corporation (the “Borrower”) under that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement) pursuant to the terms of the Credit Agreement and an Assignment Separate from Certificate for such shares to Administrative Agent from Borrower; (b) that the Corporation has been advised of the pledge by PARTNERSHIP OWNERSHIP CORPORATION (“POC”) of 137,110 shares of common stock of the Corporation standing in its name on the books of the Corporation represented by IRC Certificate Nos. 16348 and 15992, as collateral security for the obligations of the Borrower under the Credit Agreement; and (c) that notice of such pledges has been entered on the books of the Corporation; and (d) that the Corporation has no other notice of the pledge of such shares on the books of the Corporation.

Dated as of August         , 2009.

INLAND REAL ESTATE CORPORATION

By:
Name: Beth Sprecher Brooks
Title: Secretary

Exhibit Y

ASSIGNMENT SEPARATE FROM CERTIFICATE
RE: IREC PLEDGED SHARES

ASSIGNMENT SEPARATE FROM CERTIFICATE
(For August        , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

FOR VALUE RECEIVED, INLAND INVESTMENT STOCK HOLDING CORPORATION (“Inland ISHC”) hereby sells, assigns and transfers unto Bank of America, N.A., as administrative agent (“Administrative Agent”) 7,212,118 shares of the common stock of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) standing in its name on the books of the Corporation represented by IRC Certificate Nos. 20020, 20021, 20022, 20023, 20024, 20025, 20026, 20027, 20028, 20029, 20030, 20031, 20032, 20033, 15993, 15994 and 15995, and does hereby irrevocably constitute and appoint Bank of America, N.A. as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

This Assignment is for collateral purposes and is issued to Administrative Agent as security for, and shall be governed by the terms of: (i) that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August      , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); (ii) the Notes executed in connection with the Credit Agreement and dated as of August        , 2009, made by Borrower in favor of the Lenders under the Credit Agreement, pursuant to which Borrower promised to pay to Bank of America, N.A. the sum of Forty Million Dollars ($40,000,000.00) in connection with the Credit Agreement; and (iii) that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, Inland Investment Stock Holding Corporation, Inland Funding Corporation, and Partnership Ownership Corporation, in favor of Administrative Agent and Lenders, pursuant to which the securities hereby assigned are pledged (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”). This Assignment may be delivered to the transfer agent of Inland Real Estate Corporation, and acted upon by such transfer agent, only when accompanied by the certificate of an officer of Administrative Agent certifying that an Event of Default has occurred under the terms of the Credit Agreement, the Notes, the Pledge Agreement or any other Credit Document (as such term is defined in such documents).

Dated as of August         , 2009

INLAND INVESTMENT STOCK HOLDING CORPORATION,
a Nevada corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

WITNESS:

Exhibit Y (continued)

ASSIGNMENT SEPARATE FROM CERTIFICATE
RE: IREC PLEDGED SHARES

ASSIGNMENT SEPARATE FROM CERTIFICATE
(For August        , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

FOR VALUE RECEIVED, PARTNERSHIP OWNERSHIP CORPORATION (“POC”) hereby sells, assigns and transfers unto Bank of America, N.A., as administrative agent (“Administrative Agent”) 137,110 shares of the common stock of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) standing in its name on the books of the Corporation represented by IRC Certificate Nos. 16348 and 15992, and does hereby irrevocably constitute and appoint Bank of America, N.A. as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

This Assignment is for collateral purposes and is issued to Administrative Agent as security for, and shall be governed by the terms of: (i) that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); (ii) the Notes executed in connection with the Credit Agreement and dated as of August        , 2009, made by Borrower in favor of the Lenders under the Credit Agreement, pursuant to which Borrower promised to pay to Bank of America, N.A. the sum of Forty Million Dollars ($40,000,000.00) in connection with the Credit Agreement; and (iii) that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, Inland Investment Stock Holding Corporation, Inland Funding Corporation, and Partnership Ownership Corporation, in favor of Administrative Agent and Lenders, pursuant to which the securities hereby assigned are pledged (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August         , 2009, and as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”). This Assignment may be delivered to the transfer agent of Inland Real Estate Corporation, and acted upon by such transfer agent, only when accompanied by the certificate of an officer of Administrative Agent certifying that an Event of Default has occurred under the terms of the Credit Agreement, the Notes, the Pledge Agreement or any other Credit Document (as such term is defined in such documents).

Dated as of August         , 2009

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:
		Name:	Catherine L. Lynch
		Title:	Treasurer
WITNESS:

Exhibit Z

OFFICER’S CERTIFICATE

(For August       , 2009 Second Modification of Credit Documents (re - Third Amended and Restated Credit
Agreement))

CERTIFICATE OF AN AUTHORIZED OFFICER OF BORROWER

I, Catherine L. Lynch„ the Treasurer of Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”) does hereby certify as required pursuant to Section 7.2.6 of that certain Third Amended and Restated Credit Agreement being by and among the Borrower, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Administrative Agent and Lenders dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms not herein defined shall have the meanings ascribed to such terms in the Credit Agreement), that:

1.               Attached hereto is a schedule which contains detailed calculations of each of the financial covenants set forth in Section 7.3 of the Credit Agreement (as amended by the Second Modification) for the quarter ending March 31, 2009; and

2.               To the best of the undersigned’s knowledge (A) no Default or Event of Default exists, (B) all representations and warranties of the Borrower that are contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date therein made, and (C) the Borrower is in compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement.

DATED as of the        day of August, 2009

By: Inland Real Estate Investment Corporation, a Delaware corporation

By:
Name:	Catherine L. Lynch
Title:	Treasurer